EXHIBIT 1.1


                       FORM OF UNDERWRITING AGREEMENT






                             $[---------------]


                           Consumers Funding LLC
                     Securitization Bonds Series 2001-1

                          Consumers Energy Company


                           Underwriting Agreement


                                                [_________], 2001



To the Representative named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Dear Sirs:

         Consumers Funding LLC, a Delaware limited liability company (the "Issuer"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, the principal amount of the securities identified in
Schedule I hereto (the "Securitization Bonds"). If the firm or firms listed in Schedule II hereto include only the firm listed in Schedule I hereto, then the terms "Underwriters" and "Representative", as used herein, shall each be deemed to refer to such firm.

         The Issuer is a wholly-owned subsidiary of Consumers Energy Company, an operating electric and gas public utility incorporated under the laws of the State of Michigan (the "Company").

         The Securitization Bonds will be issued pursuant to a base indenture dated on or about [______________], 2001 as supplemented by the Series 2001-1 Supplemental Indenture thereto (as so supplemented, the "Indenture"), between the Issuer and the Bank of New York, as trustee (the "Bond Trustee"). The Securitization Bonds will be secured primarily by Securitization Property sold to the Issuer by the Company. The Company's sale of Securitization Property to the Issuer will occur pursuant to a Sale Agreement between the Company and the Issuer, dated on or about [__________________], 2001 (the "Sale Agreement"). The Securitization Property will be serviced pursuant to a Servicing Agreement, dated on or about [_____________________], 2001, between the Company, as servicer, and the Issuer, as owner of the Securitization Property (as amended and supplemented from time to time, the "Servicing Agreement"). Pursuant to an Administration Agreement between the Company and the Issuer, dated on or about [___________], 2001 (the "Administration Agreement"), the Company will provide certain administrative services for the benefit of the Issuer.

         Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Indenture.

         The Issuer has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), a registration statement on Form S-3, as amended (Registration No. 333-47938), including a prospectus relating to the Securitization Bonds and such registration statement has become effective under the Act. The registration statement at the time such registration statement became effective and as it may have been thereafter amended to the date of this Agreement (including the documents then incorporated by reference therein) is hereinafter referred to as the "Registration Statement." The prospectus forming a part of the Registration Statement at the time the Registration Statement became effective (including the documents then incorporated by reference therein) is hereinafter referred to as the "Basic Prospectus," provided that in the event that the Basic Prospectus shall have been amended, revised or supplemented prior to the date of this Agreement, or if the Issuer shall have supplemented the Basic Prospectus by filing any documents pursuant to
Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the time the Registration Statement became effective and prior to the date of this Agreement, which documents are deemed to be incorporated in the Basic Prospectus, the term "Basic Prospectus" shall also mean such prospectus as so amended, revised or supplemented. The Basic Prospectus, as it shall be revised or supplemented to reflect the final terms of the offering and sale of the Securitization Bonds by a prospectus supplement relating to the Securitization Bonds, and in the form to be filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the "Prospectus." Any preliminary prospectus supplement to the Basic Prospectus that describes the Securitization Bonds and the offering thereof and is used prior to filing of the Prospectus is hereinafter referred to as the "Preliminary Prospectus." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include only amendments or supplements to the Registration Statement, the Preliminary Prospectus or Prospectus, as the case may be, and documents incorporated by reference therein after the date of this Agreement and prior to the termination of the offering of the Securitization Bonds by the Underwriters.

         1. Purchase and Sale: Upon the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, the Issuer agrees to sell to the respective Underwriters, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Issuer, at the purchase price specified in Schedule III hereto, the respective principal amounts of Securitization Bonds set forth opposite their names in Schedule II hereto.

         The Company and the Issuer are advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securitization Bonds as soon as practicable, in their judgment, after this Agreement has become effective.

         2. Payment and Delivery: Payment for the Securitization Bonds shall be made to the Issuer or its order in Federal or other immediately available funds in New York City (or such other place or places of payment as shall be agreed upon by the Issuer and the Representative in writing), upon the delivery of the Securitization Bonds at the offices of Skadden, Arps, Slate, Meagher and Flom LLP ("Skadden, Arps"), at Four Times Square, New York, New York 10036 (or such other place or places of delivery as shall be agreed upon by the Issuer and the Representative) to the Representative for the respective accounts of the Underwriters against receipt therefor signed by the Representative on behalf of itself and as agent for the other Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York time on [_______________], 2001 (or on such later business day as shall be agreed upon by the Company, the Issuer and the Representative in writing), unless postponed in accordance with the provisions of Section 11 hereof. The day and time at which payment and delivery for the Securitization Bonds are to be made is herein called the "Time of Purchase."

         The Securitization Bonds to be so delivered shall be initially represented by Securitization Bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securitization Bonds will be represented by book entries on the records of DTC and participating members thereof. Definitive Securitization Bonds will be available only under limited circumstances.

         The Company and the Issuer agree to make the Securitization Bonds available for inspection by the Underwriters at the offices of Skadden, Arps, at least 24 hours prior to the Time of Purchase, in definitive, fully registered form, as described pursuant to the preceding paragraph.

         3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Issuer and the Company contained herein as of the date of execution of this Agreement and as of the Time of Purchase, on the part of the Company contained in Article III of the Sale Agreement and Section 5.01 of the Servicing Agreement and to the following other conditions:

             (a) If the Registration Statement has not become effective prior to the date of this Agreement, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date, or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

             (b) The Representative shall have received an opinion of David
         A. Mikelonis, Senior Vice President and General Counsel of the Company, Skadden, Arps, Slate Meagher & Flom LLP, outside counsel for the Company (with respect to the opinion in clause (iii) below), or such other counsel for the Company as may be acceptable to the Representative, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) the Company has been duly incorporated and is validly
             existing as a corporation in good standing under laws of the State of Michigan, with power and authority (corporate and other) to own its properties and conduct its businesses as described in the Registration Statement and the Prospectus, and is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Agreement, the Sale Agreement, the Servicing Agreement, the Administration Agreement, each of the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby;

                  (ii) this Agreement, the Servicing Agreement, the Sale
             Agreement, the Administration Agreement and each of the other Basic Documents to which the Company is a party have been duly authorized, executed and delivered by the Company;

                  (iii) this Agreement, the Servicing Agreement, the Sale
             Agreement, the Administration Agreement and each of the other Basic Documents to which the Company is a party constitute valid and legally binding obligations of the Company enforceable according to their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

                  (iv) there is no pending or, to the best knowledge of
             such counsel, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries (other than the Issuer) of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required;

                  (v) no consent, approval, authorization or order of any
             court or governmental agency or body is required for the consummation of the transactions contemplated herein and by the Basic Documents, except such as have been obtained under the Michigan law and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securitization Bonds by the Underwriters and such other approvals as have been obtained;

                  (vi) neither the execution and delivery of this
             Agreement, the Servicing Agreement, the Sale Agreement, the Administration Agreement and the other Basic Documents nor the consummation of the transactions contemplated thereby nor the fulfillment of the terms thereof by the Company, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation, bylaws or other organizational documents of the Company, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, material agreement or other material instrument to which the Company is a party or by which the Company is bound, (B) result in the creation or imposition of any lien upon any properties of the Company pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Indenture and the Customer Choice and Electric Reliability Act (2000 PA 141 and 142 (the "Customer Choice Act")), or (C) violate any law or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or any of its properties;

                  (vii) except as described in the Registration Statement
             and the Prospectus, the Company holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged;

                  (viii) the transfer of the Securitization Property and
             the other Collateral by the Company to the Issuer on the date of issuance of the Securitization Bonds is free and clear of the lien created by any indenture, agreement or other instrument to which the Company is a party or by which the Company is bound; and

                  (ix) the statements included in the Prospectus under the
             captions "Consumers Energy Company" and "The Seller and Servicer of the Securitization Property" are accurate in all material respects.

             (c) The Representative shall have received opinions of counsel for the Issuer, portions of which may be delivered by Skadden, Arps, Slate Meagher & Flom LLP, outside counsel for the Issuer, portions of which may be delivered by Miller, Canfield, Paddock and Stone, P.L.C., special Michigan counsel for the Issuer, and portions of which may be delivered by Loomis, Ewert, Parsley, David & Gotting, PC, special regulatory counsel for the Issuer, each dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) the Issuer has been duly formed and is validly
             existing as a limited liability company and is in good standing under the laws of the State of Delaware and the State of Michigan, with power and authority (corporate and other) to execute, deliver and perform its obligations under this Agreement, the Servicing Agreement, the Sale Agreement, the Administration Agreement and the other Basic Documents and to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Agreement, the Servicing Agreement, the Sale Agreement, the Administration Agreement, the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby;

                  (ii) this Agreement, the Sale Agreement, the Servicing
             Agreement, the Administration Agreement, the Indenture and the other Basic Documents have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding instruments enforceable against the Issuer in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

                  (iii) the Securitization Bonds have been duly authorized
             and executed by the Issuer, and when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

                  (iv) the Indenture has been duly qualified under the
             Trust Indenture Act, and neither the Sale Agreement nor the Servicing Agreement is required to be registered under the Trust Indenture Act;

                  (v) there is no pending or threatened action, suit or
             proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer, or relating to the Securitization Bonds, the Customer Choice Act, the financing order of the Michigan Public Service Commission dated October 24, 2000, as supplemented by the order dated January 4, 2001 (collectively, the "Financing Order"), or the use and enjoyment of Securitization Property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                  (vi) the Registration Statement has become effective
             under the Act; any required filing of the Basic Prospectus, the Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel (and after being advised by the staff of the Commission to such effect), no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and the notes and schedules thereto and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

                  (vii) no consent, approval, authorization or order of any
             court or governmental agency or body is required for the consummation of the transactions contemplated herein and by the Basic Documents, except such as have been obtained under the Customer Choice Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securitization Bonds by the Underwriters and such other approvals as have been obtained;

                  (viii) neither the execution and delivery of this
             Agreement, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Indenture and the other Basic Documents, nor the issue and sale of the Securitization Bonds, nor the consummation of the transactions contemplated by this Agreement, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Indenture and the other Basic Documents, nor the fulfillment of the terms thereof by the Issuer, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Issuer LLC Agreement, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel and to which the Issuer is a party or by which the Issuer is bound, (B) result in the creation or imposition of any lien upon any properties of the Issuer pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Indenture and the Customer Choice Act), or (C) violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer, or any of its properties;

                  (ix) the Issuer is not an "investment company" or under
             the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended;

                  (x) the Issuer will not be subject to utility gross
             receipts taxes or any other taxes imposed by the State of Michigan or by any of its agencies, instrumentalities or political subdivisions, other than [---------------------];

                  (xi) the Securitization Bonds, the Indenture, the Sale
             Agreement, the Servicing Agreement and the Issuer LLC Agreement conform to the descriptions thereof contained in the Prospectus;

                  (xii) the statements included in the Prospectus under the
             captions "Introduction - Tax Status", "The Series 2001 Securitization Bonds", "Credit Enhancement - Collection Account and Subaccounts", "Payments of Interest and Principal", "Consumers Funding LLC, the Issuer", "The Securitization Bonds" (other than the statements under the subheading "Securitization Bonds Will Be Issued in Book-Entry Form"), "The Sale Agreement", "The Servicing Agreement", "The Indenture", "Material Income Tax Consequences for the Securitization Bonds" (other than the statements under the subheading "Material State of Michigan Tax Consequences") and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions with respect thereto, provide a fair and accurate summary of such law and conclusions;

                  (xiii) such counsel has no reason to believe that on the
             effective date thereof, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus as of the Time of Purchase includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion);

                  (xiv) the Customer Choice Act is authorized by, validly
             enacted, and presently effective pursuant to the Michigan Constitution and is not the subject of any pending appeal or litigation;

                  (xv) the Securitization Bonds are "securitization bonds"
             within the meaning of the Customer Choice Act, the Securitization Bonds are entitled to the protections provided in Sections 10i, 10j, 10k, 10l, 10m, 10n, 10o, and 10z of the Customer Choice Act, and the issuance and sale of the Securitization Bonds and the consummation of the transactions contemplated by the Basic Documents comply in all respects with the requirements of the Customer Choice Act and the Financing Order;

                  (xvi) the Issuer is an "assignee" within the meaning of
             Section 10h(a) of the Customer Choice Act, and the transfer of the Securitization Property from the Company to the Issuer pursuant to the Sale Agreement is being effected in compliance with the Customer Choice Act;

                  (xvii) the Financing Order authorizes (A) the issuance of
             up to $[_____] aggregate principal amount of Securitization Bonds, (B) the transfer of Securitization Property from the Company to the Issuer, (C) the imposition of Securitization Charges and the collection thereof from consumers of electricity who take bundled sale or retail open access service through Michigan Public Service Commission-approved rate schedules within the Company's electric service area as it existed on the initial date of issuance of the Securitization Bonds and who receive electric distribution service from the Company or its successors or affiliates, (D) periodic adjustments to the Securitization Charges, and (E) the appointment of the Company as servicer for a specified contractual fee; the sections of the Financing Order authorizing the preceding matters have been declared irrevocable and are entitled to the protection of Section 10i(4) of the Customer Choice Act, which prohibits the Michigan Public Service Commission from reducing, impairing or adjusting such an order or the Securitization Charges authorized to be imposed and collected under such an order by its subsequent action;

                  (xviii) until the principal, interest and premium, and
             any other charges incurred and contracts to be performed in connection with the Securitization Bonds have been paid and performed in full, the Customer Choice Act and the Financing Order require the State of Michigan and the Michigan Public Service Commission to require the imposition of Securitization Charges at times and in amounts that are designed to ensure the collection of Securitization Charge revenues sufficient to discharge the Securitization Bonds in accordance with their terms;

                  (xix) the Customer Choice Act is severable; the
             invalidation of any provision of the Customer Choice Act that does not adversely affect the holders of the Securitization Bonds would not invalidate the provisions that do affect the holders of the Securitization Bonds;

                  (xx) an attempt by the State of Michigan, the Michigan
             Public Service Commission or any other entity to repeal, amend or otherwise impair the Customer Choice Act or the rights of the holders of the Securitization Bonds, whether by legislation, referendum, initiative or Constitutional amendment, would be subject to preliminary injunction if a court of competent jurisdiction hearing a request for preliminary injunction finds that such relief is necessary to prevent immediate and irreparable harm that cannot be compensated by damages, that greater injury will occur from refusing the injunction than from granting it, that the preliminary injunction will restore the parties to the status quo as it existed immediately before the alleged wrongful conduct, that the alleged wrong is manifest and the injunction is reasonably suited to abate it, and that the right to such relief by the challenging party is clear; further, upon final adjudication of the challenged repeal, amendment or impairment, a court of competent jurisdiction would permanently enjoin the alleged wrongful conduct if the court concluded that such conduct constitutes a legal wrong for which no adequate remedy at law was available;

                  (xxi) all filings with the Michigan Public Service
             Commission pursuant to the Customer Choice Act that are necessary to transfer the Securitization Property to the Issuer have been executed and filed; all filings, including filings with the Michigan Public Service Commission pursuant to the Customer Choice Act, that are necessary to fully preserve and protect the interests of the Issuer in the Securitization Property have been executed and filed;

                  (xxii) the Financing Order has been duly authorized and
             adopted by the Michigan Public Service Commission;

                  (xxiii) the Financing Order and the process by which it
             was issued comply with all applicable laws, rules and regulations;

                  (xxiv) the Financing Order is in full force and effect
             and is final and nonappealable;

                  (xxv) neither the Financing Order nor the Securitization
             Charges authorized to be imposed and collected pursuant to the Financing Order may be revoked, reduced, postponed, impaired or terminated by any subsequent action of the Michigan Public Service Commission, and the decisions of the Michigan Public Service Commission adopting the Financing Order are non-appealable;

                  (xxvi) the Indenture creates in favor of the Bond Trustee
             a security interest in the Securitization Property, the other Collateral, and the proceeds thereof; such security interest is enforceable against the Issuer with respect to such collateral; such security interest is perfected; such security interest takes precedence over any subsequent judicial and other lien creditors; and the priority of such security interest is determined by the date of filing with the filing office described in such opinion of the financing statement described in such opinion;

                  (xxvii) the UCC search report described in such opinion
             sets forth the proper filing office(s) and the proper debtors necessary to identify those persons who under the Michigan UCC or 2000 PA 142 have on file financing statements against the Company or the Issuer covering the Securitization Property, the other Collateral, or the proceeds thereof as of the search date set forth in such UCC search report; the UCC search report identifies no person who has filed with the filing offices set forth in such UCC search report a financing statement describing the Securitization Property, the other Collateral, or the proceeds thereof prior to the search date set forth in such UCC search report;

                  (xxviii) the Securitization Property constitutes an
             account under the Michigan UCC;

                  (xxix) the Sale Agreement creates in favor of the Issuer
             a security interest in the Securitization Property; such security interest is enforceable against the Company with respect to such collateral, and such security interest is perfected; the transfer of the Securitization Property by the Company to the Issuer pursuant to the Sale Agreement is perfected against all third parties, including subsequent judicial and other lien creditors;

                  (xxx) under the Contract Clauses of the United States and
             State of Michigan Constitutions, the State of Michigan, including the Michigan Public Service Commission, could not constitutionally take any action of a legislative character, including, but not limited to, the repeal or amendment of the Customer Choice Act or the Financing Order (including repeal or amendment by voter initiative as defined in 63 Michigan Constitution, Article 2, Section 9, or by amendment of the Michigan Constitution), that would substantially impair the value of the Securitization Property or substantially reduce or alter, except as allowed under the adjustment provisions described in Section 10k(3) of the Customer Choice Act, or substantially impair the Securitization Charges to be imposed, collected and remitted to the Issuer, or that would otherwise substantially impair the rights vested in the Securitization Bondholders pursuant to the Financing Order, unless such action is a reasonable exercise of the State of Michigan's sovereign powers involving a significant and legitimate public purpose and of a character reasonable and appropriate to the public purpose justifying such action;

                  (xxxi) under the Taking Clauses of the United States and
             the State of Michigan Constitutions, the State of Michigan, including the Michigan Public Service Commission, could not repeal or amend the Customer Choice Act or the Financing Order (including repeal or amendment by voter initiative as defined in 63 Michigan Constitution, Article 2, Section 9, or by amendment of the Michigan Constitution) or take any other action in contravention of the pledge set forth in Section 10n(2) of the Customer Choice Act without paying just compensation to the Securitization Bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the Securitization Bondholders in the Securitization Property and deprive the Securitization Bondholders of their reasonable expectations arising from their investments in the Securitization Bonds;

                  (xxxii) holders of the Securitization Bonds are entitled
             to the protections provided in the first sentence of Section 10n(2) of the Customer Choice Act, and the Pledge set forth in
             Section 10n(2) of the Customer Choice Act and in Finding of Fact (dd) of the Financing Order was validly enacted by the State of Michigan and is enforceable according to its terms pursuant to Michigan law; and

                  (xxxiii) the statements included in the Prospectus under
             the captions "Payments of Interest and Principal - Material Income Tax Considerations", "The Customer Choice Act", "The MPSC Financing Order and the Securitization Charge", "How a Bankruptcy of the Seller or Servicer May Affect Your Investment" and "Material Income Tax Consequences for the Securitization Bonds - Material State of Michigan Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, and all other portions of the Prospectus, to the extent that they constitute matters of Michigan law or legal conclusions with respect thereto, provide a fair and accurate summary of such law and conclusions.

         In rendering any such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to matters involving the application of laws of the State of Michigan, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters, and such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Issuer and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the Time of Purchase.

             (d) The Representative and the Bond Trustee shall have received on the Time of Purchase an opinion letter or letters of Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Issuer, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) if properly presented to a Delaware court, a Delaware
             court applying Delaware law would conclude that (A) in order for a person to file a voluntary bankruptcy petition on behalf of the Issuer, the prior unanimous written consent of the Issuer's Managers (including each of the Independent Managers), as provided in Section 3.04(b)(iv) of the Issuer LLC Agreement, is required, and (B) such provision, contained in Section 3.04(b)(iv) of the Issuer LLC Agreement, that requires the unanimous written consent of the Issuer's Managers (including each of the Independent Managers) in order for a person to file a voluntary bankruptcy petition on behalf of the Issuer, constitutes a legal, valid and binding agreement of the Member and is enforceable against the Member, in accordance with its terms;

                  (ii) the bankruptcy or dissolution of Consumers would
             not, by itself, cause the Issuer to be dissolved or its affairs to be wound up;

                  (iii) a judgment creditor of Consumers may not satisfy
             its claims against Consumers by asserting these claims directly against the assets of the Issuer;

                  (iv) (A) the Issuer is a separate legal entity, and (B)
             the existence of the Issuer as a separate legal entity will continue until the cancellation of its Issuer Certificate of Formation;

                  (v) the Issuer LLC Agreement constitutes a legal, valid
             and binding agreement of the Member, and is enforceable against the Member in accordance with its terms;

                  (vi) to the extent that Article 9 of the Delaware UCC
             applies, the security interest in the Securitization Property, the other Collateral, and the proceeds thereof created by the Indenture in favor of the Bond Trustee is perfected; and

                  (vii) the UCC search report described in such opinion
             sets forth the proper filing office(s) and the proper debtors necessary to identify those persons who under the Delaware UCC have on file financing statements against the Company or the Issuer covering the Securitization Property, the other Collateral, or the proceeds thereof as of the search date set forth in such UCC search report; the UCC search report identifies no person who has filed with the filing offices set forth in such UCC search report a financing statement describing the Securitization Property, the other Collateral, or the proceeds thereof prior to the search date set forth in such UCC search report.

             (e) The Representative and the Bond Trustee shall have received on the Time of Purchase an opinion letter or letters of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Issuer, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that, under federal law:

                  (i) if properly presented to a bankruptcy court, a
             bankruptcy court would conclude that in order for a person to file a voluntary bankruptcy petition on behalf of the Issuer, the prior unanimous written consent of the Issuer's Managers (including each of the Independent Managers), as provided in
             Section 3.04(b)(iv) of the Issuer LLC Agreement, is required;

                  (ii) the bankruptcy or dissolution of Consumers would
             not, by itself, cause the Issuer to be dissolved or its affairs to be wound up;

                  (iii) a judgment creditor of Consumers may not satisfy
             its claims against Consumers by asserting these claims directly against the assets of the Issuer; and

                  (iv) (A) the Issuer is a separate legal entity, and (B)
             the existence of the Issuer as a separate legal entity will continue until the cancellation of its Issuer Certificate of Formation.

             (f) The Representative and the Issuer have received an opinion of [_______________], counsel to the Bond Trustee, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) the Bond Trustee is a banking corporation validly
             existing under the laws of the State of New York;

                  (ii) the Bond Trustee has the requisite power and
             authority to execute and deliver the Indenture and the Securities Account Control Agreement, and each of the Indenture and the Securities Account Control Agreement has been duly executed and delivered by the Bond Trustee, and constitutes a legal, valid and binding obligation of the Bond Trustee enforceable against the Bond Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and

                  (iii) the Securitization Bonds have been duly authenticated by the Trustee.

             (g) Representative shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, such opinion or opinions, dated the Time of Purchase, with respect to the issuance and sale of the Securitization Bonds, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company, the Seller and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

             (h) The Representative and the Bond Trustee shall have received a certificate of the Issuer, signed by the President and the principal financial or accounting officer of the Issuer, dated the Time of Purchase, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus, the Indenture and this Agreement and that:

                  (i) the representations and warranties of the Issuer in
             this Agreement and in the Indenture are true and correct in all material respects on and as of the Time of Purchase with the same effect as if made on the Time of Purchase, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Purchase;

                  (ii) no stop order suspending the effectiveness of the
             Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Issuer's best knowledge, threatened; and

                  (iii) since the dates as of which information is given in
             the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business, or (B) the Securitization Property, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

             (i) The Representative and the Bond Trustee shall have received a certificate of the Company, signed by a Vice President and the Treasurer of the Company, dated the Time of Purchase, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus, the Sale Agreement, the Servicing Agreement and this Agreement and that:

                  (i) the representations and warranties of the Company in
             this Agreement, the Sale Agreement and the Servicing Agreement are true and correct in all material respects on and as of the Time of Purchase with the same effect as if made on the Time of Purchase, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Purchase;

                  (ii) no stop order suspending the effectiveness of the
             Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's best knowledge, threatened; and

                  (iii) since the dates as of which information is given in
             the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or (B) the Securitization Property, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

             (j) On the date of the Time of Purchase, the Representative shall have received from Arthur Anderson LLP:

                  (i) a letter in form and substance satisfactory to the
             Representative, dated as of such date, confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder and stating that they have audited the financial statement of the Issuer included in the Registration Statement and the Prospectus as set forth in their report included therein and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                  (ii) the opinion or certificate, dated the Time of
             Purchase, in form and substance satisfactory to the Representative, satisfying the requirements of Section 2.10(b)(vi) of the Indenture.

         References to the Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

         In addition, on the date execution of this Agreement, Arthur Anderson LLP shall have furnished to the Representative a letter or letters, dated the date of execution of this Agreement, in form and substance satisfactory to the Representative, to the effect set forth above.

             (k) The Representative and the Issuer shall have received on the Time of Purchase (A) an opinion letter or letters of Skadden, Arps, Slate Meagher & Flom LLP, outside counsel to the Company and the Issuer, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative that, should the Company become the debtor in case under the United States Bankruptcy Code, (i) the Securitization Property and the proceeds thereof would not be property of the estate of the Company under Sections 541(a)(1) or (6) of the Bankruptcy Code, and thus such Securitization Property and the proceeds thereof would not be subject to the automatic stay of Section 362(a) of the Bankruptcy Code as it applies to "property of the estate," and (ii) the court would not order, over the objection of the holders of the Securitization Bonds, the substantive consolidation of the assets and liabilities of the Issuer with those of the Company; and (B) an opinion letter of Miller, Canfield, Paddock and Stone, P.L.C., special Michigan counsel for the Issuer, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, that the transfer of the Securitization Property pursuant to the Sale Agreement constitutes a true sale to the Issuer of the Securitization Property.

             (l) Subsequent to the date of execution of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting either (i) the business, business prospects, properties or financial condition of the Company or the Issuer, or (ii) the Securitization Property, the Securitization Bonds, the Financing Order or the Customer Choice Act, the effect of which is, in the case of either clause (i) or
         (ii), in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securitization Bonds as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

             (m) Prior to the Time of Purchase, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated or threatened.

             (n) The Company and the Issuer shall have performed such of their respective obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

             (o) The Securitization Bonds shall have been rated in the highest long-term rating category by each of the Rating Agencies.

             (p) Any filing of the Prospectus and any supplements thereto required pursuant to Rule 424 under the Act shall have been made in compliance with Rule 424 in the time periods provided by Rule 424.

             (q) On or prior to the Time of Purchase, the Issuer shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been made in accordance with applicable law to perfect the grant of a security interest by the Issuer in the Securitization Property, the other Collateral, and the proceeds thereof to the Bond Trustee, including any necessary filings with the Michigan Public Service Commission and the filing of the UCC financing statements in the offices of the Secretaries of State of the State of Michigan and the State of Delaware.

             (r) On or prior to the Time of Purchase, the Issuer shall have delivered to the Representative a copy of the Michigan Public Servicer Commission's Financing Order relating to the Securitization Property and the Company shall have furnished to the Representative (i) copies of the private letter ruling, dated [________, 200_,] issued by the Internal Revenue Service to the Company and (ii) copies of the order issued by the Commission to the Company on [____________, 200_,] under the Public Utility Holding Company Act of 1935.

             (s) On or prior to the Time of Purchase, the Issuer shall have furnished to the Representative the documents required pursuant to
         Section 2.10(b) of the Indenture.

             (t) On or prior to the Time of Purchase, the Company shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been made in accordance with applicable law to perfect the grant of a security interest by the Company in the Securitization Property to the Issuer and to perfect the transfer of the Securitization Property by the Company to the Issuer pursuant to the Sale Agreement, including any necessary filings with the Michigan Public Service Commission and the filing of the UCC financing statements in the office of the Secretary of State of the State of Michigan.

             (u) On or prior to the Time of Purchase, the Issuer shall have delivered to the Representative copies of the UCC search reports referred to in Section 3(c) of this Agreement, along with copies of all filings referenced in such search reports.

             (v) Application will have been made to the Luxembourg Stock Exchange for the Securitization Bonds that pay interest at a floating rate to be admitted to the official list, all relevant requirements of the listing rules will have been satisfied, and, as of the Time of Purchase, such application will not have been rejected.

             (w) Prior to the Time of Purchase, the Issuer and the Company shall have furnished to the Representative such further information, certificates, opinions and documents as the Representative may reasonably request, including any documents provided to the Rating Agencies.

         If any of the conditions specified in this Section 3 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Time of Purchase by the Representative. Notice of such cancellation shall be given to the Issuer in writing or by telephone or telegraph confirmed in writing.

         The documents required to be delivered by this Section 3 shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP in New York City on the Time of Purchase.

         4. Conditions of the Issuer's Obligations: The obligation of the Issuer hereunder to sell the Securitization Bonds are subject to the satisfaction of the condition set forth in Section 3(m).

         5. Certain Covenants of the Issuer: In further consideration of the agreements of the Underwriters herein contained, the Issuer covenants as follows:

             (a) To use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible. During the time when a Prospectus is required to be delivered under the Act, the Issuer will comply so far as it is able with all requirements imposed upon it by the Act and the rules and regulations of the Commission to the extent necessary to permit the continuance of sales of or dealings in the Securitization Bonds in accordance with the provisions hereof and of the Prospectus.

             (b) To deliver to the Representative a conformed copy of the Registration Statement and any amendments thereto (including all exhibits thereto) and full and complete sets of all comments of the Commission or its staff and all responses thereto with respect to the Registration Statement and any amendments thereto, and to furnish to the Representative, for each of the Underwriters, conformed copies of the Registration Statement and any amendments thereto, without exhibits.

             (c) As soon as the Issuer is advised thereof, to advise the Representative and confirm the advice in writing of: (i) the effectiveness of any amendment to the Registration Statement, (ii) any request made by the Commission for amendments to the Registration Statement, the Preliminary Prospectus or Prospectus or for additional information with respect thereto, (iii) when the Prospectus, the Preliminary Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iv) the suspension of qualification of the Securitization Bonds for sale under Blue Sky or state securities laws, and (v) the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat or any proceedings for that purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order and, if issued, to make every reasonable effort to obtain the lifting or removal thereof.

             (d) To deliver to the Underwriters, without charge, as soon as practicable, and from time to time during such period of time as they are required by law to deliver a prospectus, as many copies of the Preliminary Prospectus and the Prospectus (as supplemented or amended if the Issuer shall have made any supplements or amendments thereto) as the Representative may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date of the Prospectus, to furnish to the Representative, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act. The Issuer shall furnish or cause to be furnished to the Representative copies of all reports on Form SR required by Rule 463 under the Act. The Issuer will pay the expenses of printing or other production of all documents specifically relating to the offering of the Securitization Bonds under the Act.

             (e) For such period of time after the date of the Prospectus as the Underwriters are required by law to deliver a prospectus in respect of the Securitization Bonds, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it becomes necessary to amend or supplement the Prospectus to comply with law, to forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus and deliver to the Underwriters, without charge, such number of copies thereof as may be reasonably requested.

             (f) To use its best efforts to qualify the Securitization Bonds for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may designate and to pay (or cause to be paid), or reimburse (or cause to be reimbursed) the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith (including the reasonable fees and disbursements of counsel to the Underwriters and filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Issuer shall not be required to qualify to do business as a foreign corporation or as a securities dealer or to file a general consent to service of process or to file annual reports or to comply with any other requirements reasonably deemed by the Issuer to be unduly burdensome.

             (g) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Underwriters) in connection with the issuance and delivery of the Securitization Bonds (including the reasonable fees and disbursements of counsel to the Underwriters).

             (h) Prior to the termination of the offering of the Securitization Bonds, to not file any amendment to the Registration Statement or supplement to the Prospectus (including the Basic Prospectus) unless the Issuer has furnished the Representative and counsel to the Underwriters with a copy for their review and comment a reasonable time prior to filing and has reasonably considered any comments of the Representative, or any such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing, after consultation with the Representative. Subject to the foregoing sentence, the Issuer will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

             (i) So long as any of the Securitization Bonds are outstanding, to furnish to the Representative (A) as soon as available, a copy of each report filed with the Commission under the Exchange Act, or mailed to Securitization Bondholders, (B) a copy of any filings with the Michigan Public Service Commission or any other governmental agency or instrumentality relating to the Securitization Bonds, and (C) from time to time, any information concerning the Company or the Issuer, as the Representative may reasonably request.

             (j) So long as may be required by law for the distribution of the Securitization Bonds by the Underwriters or by any dealers that participate in the distribution thereof, to comply with all requirements under the Exchange Act relating to the timely filing with the Commission of the Issuer's reports pursuant to Section 13 of the Exchange Act.

             (k) To make generally available to the Securitization Bondholders, as soon as practicable, an "earning statement" (which need not be audited by independent public accountants) covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, which shall comply in all material respects with and satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

             (l) To the extent, if any, that any rating necessary to satisfy the conditions set forth in Section 3 of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Time of Purchase, to furnish such documents and take such other actions as are reasonably required.

             (m) To file with the Commission a report on Form 8-K setting forth all Computational Materials and ABS Term Sheets (as such terms are defined in Section 14) provided to the Issuer by an Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters (as defined in Section 14); provided, however, that prior to any filing of the Computational Materials and ABS Terms Sheets by the Issuer, such Underwriter must comply with its obligations pursuant to Section 14 and the Issuer must receive a letter from Arthur Anderson LLP, certified public accountants, satisfactory in form and substance to the Issuer and such Underwriter, to the effect that such accountants have performed specified procedures, all of which have been agreed to by the Issuer and such Underwriter, as a result of which they have determined that the information included in the Computational Materials and ABS Term Sheets (if any), provided by such Underwriter to the Issuer for filing on Form 8-K pursuant to Section 14 and this subsection (m), and which the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Issuer and such Underwriter to be material. The Issuer shall file any corrected Computational Materials or ABS Term Sheets described in Section 14(a)(iii) as soon as practicable following receipt thereof.

             (n) To cause the Securitization Bonds that pay interest at a floating rate to be listed on the Luxembourg Stock Exchange and to use its best efforts to maintain such listing for as long as any of such Securitization Bonds are outstanding; provided, however, if such listing becomes impossible to maintain, the Issuer will use its best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, such Securitization Bonds on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of the Representative, decide.

             (o) To furnish, from time to time, copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the Luxembourg Stock Exchange) and publish all advertisements or other material and comply with any other requirements of the Luxembourg Stock Exchange that may be necessary in order to effect and maintain such listing.

         6. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

             (a) To use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible. The Company will use its best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

             (b) So long as any of the Securitization Bonds are outstanding and the Company is the Servicer, to furnish to the Representative
         (A) as soon as available, a copy of each report filed by the Servicer or the Company with the Commission under the Exchange Act, or mailed by the Servicer or the Company to Securitization Bondholders, (B) a copy of any filings by the Servicer or the Company with the Michigan Public Service Commission or any other governmental agency or instrumentality relating to the Securitization Bonds, and (C) from time to time, any information concerning the Company and the Issuer as the Representative may reasonably request.

             (c) To the extent, if any, that any rating necessary to satisfy the conditions set forth in Section 3 of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company on or after the Time of Purchase, to furnish such documents and take such other actions as are reasonably required.

             (d) To cause the Securitization Bonds that pay interest at a floating rate to be listed on the Luxembourg Stock Exchange and to use its best efforts to maintain such listing for as long as any of such Securitization Bonds are outstanding; provided, however, if such listing becomes impossible to maintain, the Company will use its best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, such Securitization Bonds on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of the Representative, decide.

             (e) To furnish, from time to time, copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the Luxembourg Stock Exchange) and publish all advertisements or other material and comply with any other requirements of the Luxembourg Stock Exchange that may be necessary in order to effect and maintain such listing.

         7. Representations and Warranties of the Company: The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Time of Purchase:

             (a) The Registration Statement has become effective under the Act; a true and correct copy of the Registration Statement in the form in which it became effective has been delivered to the Representative and to the Representative for each of the Underwriters (except that copies delivered for the Underwriters excluded exhibits to such Registration Statement); any filing of the Prospectus and any supplements thereto required pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement and the Basic Prospectus complied, or were deemed to have complied, and on its respective issue date, each preliminary prospectus filed pursuant to Rule 424(b) complied, and the Basic Prospectus complied, and on its issue date, the Prospectus will comply, or will be deemed to comply, in all material respects with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the published rules and regulations of the Commission; on the effective date of the Registration Statement and at the Time of Purchase the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; none of the Registration Statement, the Basic Prospectus, or any other preliminary prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, as of the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company or the Issuer by, or through the Representative on behalf of, any Underwriter expressly for use therein, or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of the Bond Trustee under the Indenture;

             (b) The documents incorporated by reference in the Registration Statement, any preliminary prospectus, the Basic Prospectus and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; none of such documents, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

             (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under laws of the State of Michigan, with power and authority (corporate and other) to own its properties and conduct its businesses as described in the Registration Statement and the Prospectus, and is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Agreement, the Servicing Agreement, the Sale Agreement, the Administration Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby;

             (d) this Agreement, the Servicing Agreement, the Sale Agreement, the Administration Agreement and each of the other Basic Documents to which the Company is a party have been duly authorized, executed and delivered, and constitute valid and legally binding obligations of the Company enforceable according to their terms;

             (e) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries (other than the Issuer) of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required;

             (f) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and by the Basic Documents, except such as have been obtained under the Michigan law and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securitization Bonds by the Underwriters and such other approvals as have been obtained;

             (g) neither the execution and delivery of this Agreement, the Servicing Agreement, the Sale Agreement, the Administration Agreement, and the other Basic Documents nor the consummation of the transactions contemplated thereby nor the fulfillment of the terms thereof by the Company, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation, bylaws or other organizational documents of the Company, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, material agreement or other material instrument to which the Company is a party or by which the Company is bound, (B) result in the creation or imposition of any lien upon any properties of the Company pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Indenture and the Customer Choice Act, or (C) violate any law or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or any of its properties;

             (h) except as described in the Registration Statement and the Prospectus, the Company holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged;

             (i) there has not been any material and adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, or (B) the Securitization Property, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

             (j) except as set forth in the Basic Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company is a party or by which it or any of its properties may be bound;

             (k) the Preliminary Prospectus and the Prospectus, each as of their respective dates, complies in all material respects with the listing rules of the Luxembourg Stock Exchange Limited in the context of offers and sales of the Securitization Bonds to any person (A) who is outside the "United States" (as defined in Regulation S under the Act) or (B) who is not a "U.S. person" (as defined in Regulation S under the Act); and

             (l) an application satisfying all relevant requirements of the listing rules has been made to the Luxembourg Stock Exchange for the Securitization Bonds to be admitted to the official list.

         8. Representations and Warranties of the Issuer: The Issuer represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Time of Purchase:

             (a) The Registration Statement has become effective under the Act; a true and correct copy of the Registration Statement in the form in which it became effective has been delivered to the Representative and to the Representative for each of the Underwriters (except that copies delivered for the Underwriters excluded exhibits to such Registration Statement); any filing of the Prospectus and any supplements thereto required pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Issuer, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement and the Basic Prospectus complied, or were deemed to have complied, and on its respective issue date, each preliminary prospectus filed pursuant to Rule 424(b) complied, and the Basic Prospectus complied, and on its issue date, the Prospectus will comply, or will be deemed to comply, in all material respects with the applicable provisions of the Act, the Trust Indenture Act and the published rules and regulations of the Commission; on the effective date of the Registration Statement and at the Time of Purchase the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; none of the Registration Statement, the Basic Prospectus, or any other preliminary prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, as of the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Issuer makes no warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company or the Issuer by, or through the Representative on behalf of, any Underwriter expressly for use therein, or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of the Bond Trustee under the Indenture;

             (b) The documents incorporated by reference in the Registration Statement, any preliminary prospectus, the Basic Prospectus and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; none of such documents, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

             (c) the Issuer has been duly organized and is validly existing as a limited liability company in good standing under laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its businesses as described in the Registration Statement and the Prospectus, and is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Agreement, the Sale Agreement, the Indenture, the Servicing Agreement, the Administration Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby;

             (d) this Agreement, the Servicing Agreement, the Indenture, the Administration Agreement, the Sale Agreement and each of the other Basic Documents to which the Issuer is a party have been duly authorized, executed and delivered, and constitute valid and legally binding obligations of the Issuer enforceable according to their terms;

             (e) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required;

             (f) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and by the Basic Documents, except such as have been obtained under the Michigan law and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securitization Bonds by the Underwriters and such other approvals as have been obtained;

             (g) neither the execution and delivery of this Agreement, the Servicing Agreement, the Sale Agreement, the Indenture, the Administration Agreement and the other Basic Documents nor the consummation of the transactions contemplated thereby nor the fulfillment of the terms thereof by the Issuer, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the certificate of formation, operating agreement or other organizational documents of the Issuer, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, material agreement or other material instrument to which the Issuer is a party or by which the Issuer is bound, (B) result in the creation or imposition of any lien upon any properties of the Issuer pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Indenture and the Customer Choice Act, or (C) violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties;

             (h) except as described in the Registration Statement and the Prospectus, the Issuer holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged;

             (i) there has not been any material and adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business, or (B) the Securitization Property, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

             (j) except as set forth in the Basic Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Issuer in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Issuer is a party or by which it or any of its properties may be bound;

             (k) the Preliminary Prospectus and the Prospectus, each as of their respective dates, complies in all material respects with the listing rules of the Luxembourg Stock Exchange Limited in the context of offers and sales of the Securitization Bonds to any person (A) who is outside the "United States" (as defined in Regulation S under the Act) or (B) who is not a "U.S. person" (as defined in Regulation S under the Act); and

             (l) an application satisfying all relevant requirements of the listing rules has been made to the Luxembourg Stock Exchange for the Securitization Bonds to be admitted to the official list.

         9. Representation and Warranties of Underwriters:

             (a) Each Underwriter warrants and represents that the information, if any, furnished in writing to the Company through the Representative expressly for use in the Registration Statement and Prospectus is correct in all material respects as to such Underwriter. Each Underwriter, in addition to other information furnished to the Company for use in the Registration Statement and Prospectus, herewith furnishes to the Company for use in the Registration Statement and Prospectus, the information stated herein with regard to the public offering, if any, by such Underwriter and represents and warrants that such information is correct in all material respects as to such Underwriter.

             (b) Each Underwriter represents and agrees that (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of any floating rate class to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relations to any floating rate class in, from or otherwise involving the United Kingdom and (c) if that underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulation 1991.

         10. Indemnification:

             (a) Each of the Company and the Issuer agrees jointly and severally, to the extent permitted by law, to indemnify and hold harmless each Underwriter, the directors, officers, members, employees and agents of each Underwriter, and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 10(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Securitization Property Information and the Computational Materials and ABS Term Sheets delivered to investors by any Underwriter to the extent such loss, claim, damage or liability arises from the Securitization Property Information or (ii) the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus, or in any amendment or supplement thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such Registration Statement, Basic Prospectus, Preliminary Prospectus or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Underwriter expressly for use therein, and except that this indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions, suits or proceedings arising from any untrue statement or omission of material fact made in any Preliminary Prospectus under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the Company or the Issuer had previously furnished copies of the Prospectus to the Representative, (ii) delivery of the Prospectus was required by the Act to be made to such person, (iii) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (iv) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securitization Bonds to such person, a copy of the Prospectus. As used herein, the term "Securitization Property Information" means information, whether in written or electronic format or otherwise, regarding the Securitization Property provided to the Underwriters by or on behalf of the Company or the Issuer.

         The Company's indemnity agreement contained in this Section 10(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securitization Bonds hereunder, and the indemnity agreement contained in this Section 10(a) shall survive any termination of this Agreement. The liabilities of the Company in this
Section 10(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

             (b) Each Underwriter agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company and the Issuer, the directors, officers, members, employees and agents of the Company and the Issuer, and each person, if any, who controls the Company or the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company and the Issuer set forth in Section 10(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, the Basic Prospectus or in the Prospectus, as amended or supplemented (if applicable), in reliance upon and in conformity with information furnished in writing to the Company or the Issuer by such Underwriter expressly for use therein. The Issuer and the Company acknowledge that the statements set forth under the heading "Underwriting the Series 2001-1 Securitization Bonds" in any Preliminary Prospectus or the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representative, confirm that such statements are correct.

         The indemnity agreement on the part of each Underwriter contained in this Section 10(b) and the representations and warranties of such Underwriter contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Securitization Bonds hereunder, and the indemnity agreement contained in this Section 10(b) shall survive any termination of this Agreement. The liabilities of each Underwriter in this Section 10(b) are in addition to any other liabilities of such Underwriter under this Agreement or otherwise.

             (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under
         Section 10(a) or 10(b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 10(a) or 10(b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Representative in the case of parties indemnified pursuant to Section 10(b) and by the Company and the Issuer in the case of parties indemnified pursuant to Section 10(a); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (iii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party, or (iv) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, in which cases the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel. The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 10, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

         11. Contribution: If the indemnification provided for in Section 10 above is unavailable to or insufficient to hold harmless an Indemnified Person under such Section in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under Section 10 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Securitization Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the total underwriting discounts and commission received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Securitization Bonds. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Issuer on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
11. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action, suits or proceedings (including governmental proceedings) or claim, provided that the provisions of Section 10 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 11 and except as may be provided in any agreement among underwriters relating to the offering of the Securitization Bonds, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securitization Bonds purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this
Section 11 to contribute are several in proportion to their respective underwriting obligations and not joint.

         The agreement with respect to contribution contained in this
Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter, and shall survive delivery of and payment for the Securitization Bonds hereunder and any termination of this Agreement.

         For purposes of this Section 11, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, each officer of the Issuer or the Company who shall have signed the Registration Statement and each director of the Issuer or the Company shall have the same rights to contribution as the Issuer or the Company, subject in each case to the applicable terms and conditions of this Section 11.

         12. Default by an Underwriter: If any one or more Underwriters shall fail to purchase and pay for any of the Securitization Bonds agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securitization Bonds set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securitization Bonds set forth opposite the names of all the remaining Underwriters) the Securitization Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securitization Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securitization Bonds set forth in
Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securitization Bonds, and if such nondefaulting Underwriters do not purchase all the Securitization Bonds, this Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or the Company. In the event of a default by any Underwriter as set forth in this
Section 12, the Time of Purchase shall be postponed for such period, not exceeding three days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         13. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Purchase by the Representative in the absolute discretion of the Representative, if, prior to such time (A) there shall have occurred any change, or any development involving a prospective change, in or affecting either (x) the business, business prospects, properties or financial condition of the Issuer or the Company or (y) the Securitization Property, the Securitization Bonds, the Financing Order or the Customer Choice Act, the effect of which, in the case of either clause
(x) or (y), in the judgment of the Representative, materially impairs the investment quality of the Securitization Bonds or makes it impractical or inadvisable to market the Securitization Bonds, or (B) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the Luxembourg Stock Exchange, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or Michigan State authorities or (iv) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States, there shall have been a declaration by the United States of a national emergency or war or there shall have occurred any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse, and, in the case of any of the events specified in clauses (B)(i) through (iv), such event singly or together with any other such event makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securitization Bonds as contemplated by the Prospectus (exclusive of any supplement thereto).

         If the Representative elects to terminate this Agreement, as provided in this Section 13, the Representative will promptly notify the Company and each other Underwriter by telephone or telecopy, confirmed by letter.

         Notwithstanding the foregoing, the provisions of Sections 5(g), 10 and 11 shall survive any termination of this Agreement.

         14. Computational Materials and ABS Term Sheets:

             (a) In connection with the offering of the Securitization Bonds, each Underwriter may prepare and provide to prospective investors (i) items similar to computational materials ("Computational Materials") as defined in the no-action letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, as well as the PSA Letter referred to below (collectively, the "No-Action Letters"), and (ii) items similar to ABS term sheets ("ABS Term Sheets") as defined in the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter"), subject to the following conditions:

                  (i) All Computational Materials and ABS Terms Sheets
             provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend substantially in the form attached hereto as Exhibit A. The Issuer shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Terms Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (i) will be satisfied if all Computational Materials and ABS Term Sheets referred to herein bear a legend in a form previously approved in writing by the Issuer.

                  (ii) Such Underwriter shall provide to the Issuer, for
             approval by the Issuer, representative forms of all Computational Materials and ABS Term Sheets at least two business days prior to their first use. Such Underwriter shall provide to the Issuer, for filing on Form 8-K as provided in
             Section 5(m), copies (in such format as required by the Issuer) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed if filing in such format is permitted by the No-Action Letters. All Computational Materials and ABS Term Sheets described in this subsection
             (ii) must be provided to the Issuer not later than 10:00 a.m. New York City time at least two business days before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter shall not provide to any investor or prospective investor in the Securitization Bonds any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Issuer pursuant to this paragraph (ii) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Issuer in accordance with this paragraph (ii) for filing pursuant to
             Section 5(m)), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                  (iii) The Issuer shall not be obligated to file any
             Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of any Underwriter, the Issuer will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "SUPERSEDED BY MATERIALS DATED _________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked, "MATERIAL PREVIOUSLY DATED _________, AS CORRECTED." If, within the period during which a prospectus relating to the Securitization Bonds is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Issuer or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Securitization Bonds, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked "AS CORRECTED") to the Issuer for filing with the Commission in a subsequent Form 8-K submission (subject to the Issuer's obtaining an accountant's comfort letter in respect of such corrected Computational Materials or ABS Term Sheets).

             (b) Each Underwriter shall be deemed to have represented, as of the Time of Purchase, that, except for Computational Materials and ABS Term Sheets provided to the Issuer pursuant to subsection
         (a) above and except for the Preliminary Prospectus, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Securitization Bonds that is required to be filed with the Commission in accordance with the No-Action Letters.

             (c) In the event of any delay in the delivery by any Underwriter to the Issuer of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection
         (a) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5(m), the Issuer shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Time of Purchase and to take other appropriate actions, in each case set forth in Section 5(m), to file the Computational Materials and ABS Term Sheets by the time specified therein.

             (d) Each Underwriter further represents and warrants that, if and to the extent it has provided any prospective investors with any Computational Materials or ABS Term Sheets prior to the date hereof in connection with the offering of the Securitization Bonds, all of the conditions set forth in clause (a) of this
         Section 14 have been satisfied with respect thereto.

             (e) Each Underwriter severally agrees that it shall comply with all applicable laws and regulations in connection with the use of Computational Materials and ABS Term Sheets.

         15. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or be sent by telecopy as follows: if to the Underwriters or the Representative, to the Representative at the address or number, as appropriate, designated in Schedule I hereto, and, if to the Company, to it at, Consumers Energy Company, [_________________________________], Attention: [___________]; and if sent to the Issuer, to it at Consumers Funding LLC, [______________________],
Attention: [__________].

         16. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), and the controlling persons, if any, referred to in Section 10 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement.

         17. Miscellaneous: All obligations of the Underwriters hereunder are several and not joint. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securitization Bonds from any of the respective Underwriters.

         18. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         19. Counterparts: This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

                                           Very truly yours,


                                           CONSUMERS ENERGY COMPANY


                                           By:____________________________
                                              Name:
                                              Title:

                                           CONSUMERS FUNDING LLC


                                           By:____________________________
                                              Name:
                                              Title:



Confirmed and accepted as
of the date first written above:


MORGAN STANLEY & CO. INCORPORATED

     by
       -----------------------------
        Name:
        Title:

for themselves and the other several Underwriters, if any, named in Schedule I to the foregoing Agreement.



                         Schedule I: Representative



                     Morgan Stanley & Co. Incorporated
                     1585 Broadway
                     New York, New York 10036



                         Schedule II: Underwriters

          Principal Amount of Securitization Bonds to be Purchased


                                     Class A-1          Class A-2           Class A-3          Class A-4
Underwriters                      Securitization      Securitization     Securitization     Securitization
                                       Bonds              Bonds               Bonds              Bonds               Total

Morgan Stanley & Co.
Incorporated







                                Schedule III


               Information Regarding the Securitization Bonds


Title, Purchase Price and Description of Securitization Bonds:

         Title: Consumers Funding LLC $[_____________] Securitization Bonds, Series 2001-1

         Principal Amount, Price to Public, Underwriting Discounts and Commissions, Purchase Price to the Issuer, and Required Ratings:



                                                                                                        Required
                                                                   Underwriting                         Ratings
                          Total Principal        Price to          Discounts and       Proceeds to      (Moody's/S&P)
                          Amount of Class        Public            Commissions         the Issuer

Class A-1
Securitization Bonds

Class A-2
Securitization Bonds

Class A-3
Securitization Bonds

Class A-4
Securitization Bonds

         Total            $




                                 EXHIBIT A

This information has been prepared in connection with the issuance of the securities described herein, and is based on information provided by Consumers Funding LLC and Consumers Energy Company with respect to the expected characteristics of the securitization property securing these securities. The actual characteristics and performance of the securitization property will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return indicated herein will be achieved. This information may not be used or otherwise disseminated in connection with the offer or sale of these or any other securities, except in connection with the initial offer or sale of these securities to you to the extent set forth below. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. The underwriters disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for statements contained in, and omissions from, this information. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. In the event of any such offering, these materials, including any description of the securitization property contained herein, shall be deemed superseded, amended and supplemented in their entirety by such Prospectus and Prospectus Supplement. To Our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co., Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Futures Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.